EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

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IN RE:                                   :
                                         :  CHAPTER 11
WORLD KITCHEN, INC.,                     :  JOINTLY ADMINISTERED
A DELAWARE CORPORATION, ET AL.,          :  CASE NO. 02-B21257
                                         :
               DEBTORS.                  :  HONORABLE JACK B. SCHMETTERER
                                         :
-------------------------------------
                                         :
(WORLD KITCHEN, INC.)                    :  (CASE NO. 02-B21257)
(WKI HOLDING COMPANY, INC.)              :  (CASE NO. 02-B21258)
(CHICAGO CUTLERY, INC.)                  :  (CASE NO. 02-B21259)
(CSC OF TENNESSEE, INC.)                 :  (CASE NO. 02-B21260)
(EKCO CLEANING, INC.)                    :  (CASE NO. 02-B21261)
(EKCO DISTRIBUTION OF ILLINOIS, INC.)    :  (CASE NO. 02-B21262)
(EKCO GROUP, INC.)                       :  (CASE NO. 02-B21263)
(EKCO HOUSEWARES, INC.)                  :  (CASE NO. 02-B21264)
(EKCO MANUFACTURING OF OHIO, INC.)       :  (CASE NO. 02-B21265)
(WB OF OHIO, INC.)                       :  (CASE NO. 02-B21266)
(WKI LATIN AMERICA HOLDING, LLC)         :  (CASE NO. 02-B21267)
(WORLD KITCHEN (GHC), INC.)              :  (CASE NO. 02-B21268)
                                         :
                                         :  MODIFICATIONS TO SECOND
                                         :  AMENDED JOINT PLAN OF
                                         :  REORGANIZATION OF WORLD
                                         :  KITCHEN, INC., ITS PARENT
                                         :  CORPORATION AND ITS
                                         :  SUBSIDIARY DEBTORS
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          The above-captioned debtors and debtors in possession hereby propose the following modifications to the Second Amended Joint Plan of Reorganization of World Kitchen, Inc., Its Parent Corporation and Its Subsidiary Debtors (as it may be further amended or modified, the "Plan"):

          1.     Add the following defined term to Section I.A of the Plan:

          108. "PBGC PENSION AGREEMENT" means the agreement between and among WKI, BW Holdings, LLC and the PBGC regarding the PBGC's forebearance from terminating the Pension Plan prior to the Effective Date and related matters.


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          2.     Add the following condition to the Effective Date in Section
VIII.B of the Plan:

          8. The PBGC Pension Agreement shall have been executed and delivered by the respective parties thereto, and shall be in a form and substance satisfactory to the Prepetition Credit Facility Agent.

Dated:  December 23, 2002            Respectfully submitted,

                                     WKI HOLDING COMPANY INC., on its own behalf and on behalf of each Subsidiary Debtor


                                     By:     /s/ Raymond J. Kulla
                                     Name:   Raymond J. Kulla
                                     Title:  Vice President and General Counsel
                                             Secretary
COUNSEL:

Richard M. Cieri (OH 0032464)
Carl E. Black (OH 0069479)
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio  44114
(216) 586-3939

Jeffrey B. Ellman (OH 0055558)
JONES, DAY, REAVIS & POGUE
41 South High Street, Suite 1900
Columbus, Ohio  43215
(614) 469-3922

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION


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